Supplemental Operating and Financial Data ALL AMOUNTS IN THIS REPORT ARE UNAUDITED. FOURTH QUARTER 2022 Exhibit 99.2Washington, D.C.

Table of Contents

OFFICE PROPERTIES INCOME TRUST

CORPORATE INFORMATION

Company Profile 3
Investor Information 4
Research Coverage 5

FINANCIALS

Key Financial Data 6
Consolidated Balance Sheets 7
Consolidated Statements of Income (Loss) 8
Debt Summary 9
Debt Maturity Schedule 10
Leverage Ratios, Coverage Ratios and Public Debt Covenants 11
Capital Expenditures Summary and Significant Redevelopment Information 12
Property Acquisitions and Dispositions Information Since January 1, 2022 13
Investments in Unconsolidated Joint Ventures 14
Calculation and Reconciliation of NOI and Cash Basis NOI 15
Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI 16
Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* 17
Calculation of FFO, Normalized FFO and CAD 18

PORTFOLIO INFORMATION

Summary Same Property Results 19
Occupancy and Leasing Summary 20
Tenant Diversity and Credit Characteristics 21
Tenants Representing 1% or More of Total Annualized Rental Income 22
Lease Expiration Schedule 23

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS 24

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 26

OPI
Nasdaq Listed

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Unless otherwise noted, all data presented in this supplemental operating and financial data report excludes three properties, which are encumbered by $82.0 million of mortgage notes, owned by two unconsolidated joint ventures in which we own 51% and 50% interests. See page 14 for information regarding these joint ventures and related mortgage notes.



Supplemental Q4 2022 2

Supplemental Q4 2022 3 The Company: Office Properties Income Trust, or OPI, we, our, or us, is a real estate investment trust, or REIT, focused on owning and leasing high quality office properties to tenants with high credit quality characteristics in select, growth-oriented U.S. markets. The majority of our properties are office buildings. OPI is included in 153 market indices and comprises more than 1% of the following indices as of December 31, 2022: Invesco S&P SmallCap High Dividend Low Volatility ETF INAV Index (XSHDIV), BI North America Office REIT Valuation Peers (BROFFRTV), Bloomberg Real Estate Investment Trust Mid Cap Index (BBREMIDC), Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV), Invesco S&P SmallCap Low Volatility ETF INAV Index (XSLVIV), Invesco S&P SmallCap 600 Pure Value ETF INAV Index (RZVIV), Hoya Capital High Dividend Yield Index (GTR) (RIET), Bloomberg Reit Office Property Index (BBREOFPY) and Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV). Management: OPI is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of December 31, 2022, RMR had over $37 billion of real estate assets under management and the combined RMR managed companies had more than $16 billion of annual revenues, nearly 2,100 properties and over 38,000 employees. We believe that being managed by RMR is a competitive advantage for OPI because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self managed. RETURN TO TABLE OF CONTENTS Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (617) 219-1440 Stock Exchange Listing: Nasdaq Trading Symbols: Common Shares: OPI Senior Unsecured Notes due 2050: OPINL Snapshot (as of December 31, 2022): Total properties: 160 Rentable sq. ft.: 21.0 million Percent leased: 90.6% Company Profile

Supplemental Q4 2022 4 Board of Trustees Donna D. Fraiche Barbara D. Gilmore John L. Harrington Independent Trustee Independent Trustee Independent Trustee William A. Lamkin Elena B. Poptodorova Jeffrey P. Somers Independent Trustee Lead Independent Trustee Independent Trustee Mark A. Talley Jennifer B. Clark Adam D. Portnoy Independent Trustee Managing Trustee Chair of the Board & Managing Trustee Executive Officers Christopher J. Bilotto Matthew C. Brown President and Chief Operating Officer Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries Office Properties Income Trust Financial, investor and media inquiries should be directed to: Two Newton Place Kevin Barry, Director, Investor Relations, 255 Washington Street, Suite 300 at (617) 219-1410 or kbarry@opireit.com Newton, MA 02458-1634 (617) 219-1410 ir@opireit.com www.opireit.com Investor Information RETURN TO TABLE OF CONTENTS Atlanta, GA

Supplemental Q4 2022 5 Equity Research Coverage B. Riley Securities, Inc. BofA Securities Bryan Maher Camille Bonnel bmaher@brileyfin.com camille.bonnel@bofa.com (646) 885-5423 (416) 369-2140 Morgan Stanley RBC Capital Markets Ronald Kamdem Michael Carroll ronald.kamdem@morganstanley.com michael.carroll@rbccm.com (212) 296-8319 (440) 715-2649 Rating Agencies Moody's Investors Service S&P Global Lori Marks Alan Zigman lori.marks@moodys.com alan.zigman@spglobal.com (212) 553-0376 (416) 507-2556 OPI is followed by the analysts and its credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding OPI’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of OPI or its management. OPI does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies. Research Coverage Issuer Ratings: Moody's: Ba1 S&P Global: BBB- RETURN TO TABLE OF CONTENTS

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Selected Balance Sheet Data:					
Total gross assets	$ 4,541,435	$ 4,507,422	$ 4,578,277	$ 4,703,791	$ 4,737,595
Total assets	$ 3,979,977	$ 3,968,986	$ 4,062,658	$ 4,197,693	$ 4,241,683
Total liabilities	$ 2,593,642	$ 2,562,821	$ 2,647,208	$ 2,740,611	$ 2,744,974
Total shareholders' equity	$ 1,386,335	$ 1,406,165	$ 1,415,450	$ 1,457,082	$ 1,496,709
Selected Income Statement Data:					
Rental income	$ 127,922	$ 137,683	$ 141,316	$ 147,354	$ 147,287
Net income (loss)	$ 6,390	$ 16,964	$ (16,056)	$ (13,407)	$ 16,945
NOI	$ 84,617	$ 85,546	$ 92,416	$ 96,481	$ 92,379
Adjusted EBITDA*re*	$ 79,479	$ 79,957	$ 86,422	$ 91,241	$ 86,304
FFO	$ 55,186	$ 53,802	$ 58,622	$ 62,722	$ 62,567
Normalized FFO	$ 54,495	$ 53,802	$ 58,923	$ 62,722	$ 58,083
Rolling four quarter CAD	$ 126,701	$ 159,550	$ 162,355	$ 158,363	$ 155,009
Per Common Share Data (basic and diluted):					
Net income (loss)	$ 0.13	$ 0.35	$ (0.33)	$ (0.28)	$ 0.35
FFO	$ 1.14	$ 1.11	$ 1.21	$ 1.30	$ 1.30
Normalized FFO	$ 1.13	$ 1.11	$ 1.22	$ 1.30	$ 1.20
Rolling four quarter CAD	$ 2.62	$ 3.30	$ 3.36	$ 3.28	$ 3.21
Dividends:					
Annualized dividends paid per share during the period	$ 2.20	$ 2.20	$ 2.20	$ 2.20	$ 2.20
Annualized dividend yield (at end of period)	16.5%	15.7%	11.0%	8.6%	8.9%
Normalized FFO payout ratio	48.7%	49.5%	45.1%	42.3%	45.8%
Rolling four quarter CAD payout ratio	84.0%	66.7%	65.5%	67.1%	68.5%

	As of 12/31/2022
Capitalization:	
Total common shares (at end of period)	48,565,644
Closing price (at end of period)	$ 13.35
Equity market capitalization (at end of period)	$ 648,351
Debt (principal balance)	2,457,000
Total market capitalization	$ 3,105,351
Liquidity:	
Cash and cash equivalents	$ 12,249
Availability under $750,000 unsecured revolving credit facility	555,000
Total liquidity	$ 567,249

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Supplemental Q4 2022 6

Supplemental Q4 2022 7 December 31, 2022 2021 ASSETS Real estate properties: Land $ 821,238 $ 874,108 Buildings and improvements 3,114,836 3,036,978 Total real estate properties, gross 3,936,074 3,911,086 Accumulated depreciation (561,458) (495,912) Total real estate properties, net 3,374,616 3,415,174 Assets of properties held for sale 2,516 26,598 Investments in unconsolidated joint ventures 35,129 34,838 Acquired real estate leases, net 369,333 505,629 Cash and cash equivalents 12,249 83,026 Restricted cash — 1,489 Rents receivable 105,639 112,886 Deferred leasing costs, net 73,098 53,883 Other assets, net 7,397 8,160 Total assets $ 3,979,977 $ 4,241,683 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 195,000 $ — Senior unsecured notes, net 2,187,875 2,479,772 Mortgage notes payable, net 49,917 98,178 Liabilities of properties held for sale 73 594 Accounts payable and other liabilities 140,151 142,609 Due to related persons 6,469 6,787 Assumed real estate lease obligations, net 14,157 17,034 Total liabilities 2,593,642 2,744,974 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,565,644 and 48,425,665 shares issued and outstanding, respectively 486 484 Additional paid in capital 2,619,532 2,617,169 Cumulative net income 169,606 175,715 Cumulative common distributions (1,403,289) (1,296,659) Total shareholders’ equity 1,386,335 1,496,709 Total liabilities and shareholders’ equity $ 3,979,977 $ 4,241,683 Consolidated Balance Sheets (dollars in thousands, except per share data) RETURN TO TABLE OF CONTENTS Chelmsford, MA

Consolidated Statements of Income (Loss)

OFFICE PROPERTIES INCOME TRUST

(amounts in thousands, except per share data)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Rental income [1]	$ 127,922	$ 147,287	$ 554,275	$ 576,482
Expenses:				
Real estate taxes [1]	8,202	19,837	57,844	71,970
Utility expenses	6,334	6,120	27,005	25,251
Other operating expenses	28,769	28,951	110,366	105,825
Depreciation and amortization	51,571	62,503	222,564	241,494
Loss on impairment of real estate	—	6,566	21,820	62,420
Acquisition and transaction related costs [2]	68	—	292	—
General and administrative [3]	5,781	2,168	25,134	26,858
Total expenses	100,725	126,145	465,025	533,818
Gain on sale of real estate	3,564	24,200	11,001	78,354
Interest and other income	144	—	217	7
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,188, $2,405, $9,134 and $9,771, respectively)	(24,557)	(27,657)	(103,480)	(112,385)
Gain (loss) on early extinguishment of debt	759	—	682	(14,068)
Income (loss) before income tax (expense) benefit and equity in net losses of investees	7,107	17,685	(2,330)	(5,428)
Income tax (expense) benefit	161	97	(270)	(251)
Equity in net losses of investees	(878)	(837)	(3,509)	(2,501)
Net income (loss)	$ 6,390	$ 16,945	$ (6,109)	$ (8,180)
Weighted average common shares outstanding (basic)	48,334	48,243	48,278	48,195
Weighted average common shares outstanding (diluted)	48,334	48,251	48,278	48,195
Per common share amounts (basic and diluted):				
Net income (loss)	$ 0.13	$ 0.35	$ (0.14)	$ (0.17)
Additional Data:				
General and administrative expenses / total assets (at end of period)	0.15%	0.05%	0.63%	0.63%
Non-cash straight line rent adjustments included in rental income	$ 3,604	$ 2,240	$ 10,830	$ 15,368
Lease value amortization included in rental income	$ (195)	$ (452)	$ (975)	$ (2,288)
Lease termination fees included in rental income	$ 176	$ 761	$ 7,376	$ 816
Non-cash amortization included in other operating expenses [4]	$ 121	$ 121	$ 484	$ 484
Non-cash amortization included in general and administrative expenses [4]	$ 151	$ 151	$ 603	$ 603

(1) Includes reductions to real estate tax expense and rental income of approximately $8,229 and $8,080, respectively, resulting from a favorable real estate tax assessment received in 2022 at a property located in Chicago, IL that we acquired in June 2021.

(2) Acquisition and transaction related costs consist of costs related to our evaluation of potential acquisitions, dispositions and other strategic transactions.

(3) Incentive fees under our business management agreement with RMR are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, we recognize business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculations of Adjusted EBITDAre or Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income for the three months ended December 31, 2021 includes the reversal of $4,484 of previously accrued estimated business management incentive fee expense. No incentive fees were payable under our business management agreement for the years ended December 31, 2022 and 2021.

(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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Supplemental Q4 2022 8

Supplemental Q4 2022 9 Fixed vs. Variable Rate Debt Fixed 92.1% Variable 7.9% Coupon Rate (1) Interest Rate (2) Principal Balance Maturity Date Due at Maturity Years to Maturity Unsecured Floating Rate Debt: $750,000 unsecured revolving credit facility (3) (4) 5.444% 5.444% $ 195,000 7/31/2023 $ 195,000 0.6 Unsecured Fixed Rate Debt: Senior unsecured notes due 2024 4.250% 4.404% 350,000 5/15/2024 350,000 1.4 Senior unsecured notes due 2025 4.500% 4.521% 650,000 2/1/2025 650,000 2.1 Senior unsecured notes due 2026 2.650% 2.815% 300,000 6/15/2026 300,000 3.5 Senior unsecured notes due 2027 2.400% 2.541% 350,000 2/1/2027 350,000 4.1 Senior unsecured notes due 2031 3.450% 3.550% 400,000 10/15/2031 400,000 8.8 Senior unsecured notes due 2050 6.375% 6.375% 162,000 6/23/2050 162,000 27.5 Subtotal / weighted average 3.825% 3.918% 2,212,000 2,212,000 5.6 Secured Fixed Rate Debt: Mortgage debt - One property in Chicago, IL 3.700% 4.210% 50,000 6/1/2023 50,000 0.4 Total / weighted average 3.951% 4.045% $ 2,457,000 $ 2,457,000 5.1 See accompanying notes on the following page. Secured vs. Unsecured Debt Unsecured 98.0% Secured 2.0% Debt Summary As of December 31, 2022 (dollars in thousands) RETURN TO TABLE OF CONTENTS

Debt Maturity Schedule

As of December 31, 2022
(dollars in thousands)

Year	Unsecured Floating Rate Debt	Unsecured Fixed Rate Debt	Secured Fixed Rate Debt	Total Debt	% of Total Debt
2023	$ 195,000 (5)	$ —	$ 50,000	$ 245,000	10.0%
2024	—	350,000	—	350,000	14.2%
2025	—	650,000	—	650,000	26.5%
2026	—	300,000	—	300,000	12.2%
2027	—	350,000	—	350,000	14.2%
2028 and thereafter	—	562,000	—	562,000	22.9%
Total principal balance	$ 195,000	$ 2,212,000	$ 50,000	$ 2,457,000	100.0%
Percent of total principal balance	8.0%	90.0%	2.0%	100.0%	


$800,000
$600,000
$400,000
$200,000
$0
$50,000
$195,000
$350,000
$650,000
$300,000
$350,000
$562,000
2023
2024
2025
2026
2027
2028 and thereafter
Unsecured Floating Rate Debt
Unsecured Fixed Rate Debt
Secured Fixed Rate Debt

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of mark to market accounting for certain mortgages and discounts and premiums on senior unsecured notes. Excludes the effect of debt issuance costs amortization.
(3) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 110 basis points per annum. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed is as of December 31, 2022 and excludes the 25 basis point facility fee. In November 2022, we exercised our option to extend the maturity date of our revolving credit facility by six months to July 31, 2023. Subject to the payment of an extension fee and meeting certain other conditions, we may further extend the maturity date by one additional six month period.
(4) The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility may be increased to up to $1,950,000 in certain circumstances.
(5) Represents the amount, if any, outstanding under our revolving credit facility at December 31, 2022.



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Supplemental Q4 2022 10

Supplemental Q4 2022 11 Leverage Ratios, Coverage Ratios and Public Debt Covenants RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 12/31/2022 9/30/2022 6/30/2022 3/31/2022 12/31/2021 Leverage Ratios: Net debt / total gross assets 53.8% 53.4% 54.4% 53.4% 53.3% Net debt / gross book value of real estate assets 48.0% 47.7% 49.4% 49.1% 49.0% Secured debt / total assets 1.3% 1.8% 1.8% 2.3% 2.3% Variable rate debt / net debt 8.0% 5.6% 9.2% 0.0% 0.0% Coverage Ratios: Adjusted EBITDAre / interest expense 3.2x 3.2x 3.3x 3.3x 3.1x Net debt / rolling four quarter Adjusted EBITDAre (1) 7.3x 7.0x 7.1x 7.2x 7.2x Public Debt Covenants: Total debt / adjusted total assets (maximum 60.0%) 47.6% 47.4% 48.4% 49.2% 49.2% Secured debt / adjusted total assets (maximum 40.0%) 1.0% 1.4% 1.4% 1.8% 1.9% Consolidated income available for debt service / debt service (minimum 1.50x) 3.2x 3.2x 3.4x 3.5x 3.5x Total unencumbered assets / unsecured debt (minimum 150.0%) 210.2% 209.5% 204.9% 200.7% 200.7% (1) The ratio of net debt / annualized Adjusted EBITDAre for the three months ended December 31, 2022 was 7.7x. Atlanta, GA

Capital Expenditures Summary and Significant Redevelopment Information

OFFICE PROPERTIES INCOME TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

Capital Expenditures Summary

	For the Three Months Ended					For the Year Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022
Lease related costs	$ 24,776	$ 17,297	$ 16,131	$ 8,664	$ 7,492	$ 66,868
Building improvements	17,323	8,585	4,702	2,783	8,545	33,393
Recurring capital expenditures	42,099	25,882	20,833	11,447	16,037	100,261
Development, redevelopment and other activities	44,552	36,811	40,302	37,524	25,327	159,189
Total capital expenditures	$ 86,651	$ 62,693	$ 61,135	$ 48,971	$ 41,364	$ 259,450
Average rentable sq. ft. during period	21,090	21,851	22,716	23,106	23,273	22,120
Building improvements per average sq. ft. during period	$ 0.82	$ 0.39	$ 0.21	$ 0.12	$ 0.37	$ 1.51

Significant Redevelopment Information as of December 31, 2022

Address	Location	Sq. Ft.	% Pre-leased	Estimated Project Costs [(2)]	Total Costs Incurred	Estimated Completion [(3)]
20 Massachusetts Avenue	Washington, D.C.	340 [(1)]	54%	$ 215,000	$ 148,107	Q2 2023
351, 401, 501 Elliott Ave West	Seattle, WA	300	28%	162,000	48,824	Q4 2023
Total significant redevelopment projects		640		$ 377,000	$ 196,931	

(1) Upon completion of this redevelopment project, the property will contain approximately 430 rentable sq. ft.
(2) Estimated project costs include future, estimated lease related costs associated with achieving stabilized occupancy that will be incurred subsequent to the estimated completion date.
(3) Estimated completion date can depend on various factors, including when lease agreements are signed with tenants. Therefore, the actual completion dates may vary.


Sacramento, CA

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Supplemental Q4 2022 12

Supplemental Q4 2022 13 Acquisitions: We have not acquired any properties since January 1, 2022. Dispositions: Date Sold Location Number of Properties Sq. Ft. Gross Sales Price Gross Sales Price Per Sq. Ft. 1/14/2022 Rockville, MD 1 129 $ 6,750 $ 52.33 2/10/2022 Chesapeake, VA 2 172 18,945 $ 110.15 3/31/2022 Milwaukee, WI 1 29 3,775 $ 130.17 5/10/2022 Holtsville, NY 1 264 28,500 $ 107.95 6/28/2022 Fairfax, VA 1 184 19,750 $ 107.34 7/11/2022 Houston, TX 1 206 9,800 $ 47.57 8/24/2022 Birmingham, AL 3 448 16,050 $ 35.83 8/29/2022 Erlanger, KY 1 86 2,600 $ 30.23 9/13/2022 Chesapeake, VA 2 214 24,000 $ 112.15 9/16/2022 Everett, WA 2 112 31,500 $ 281.25 9/16/2022 Salem, OR 1 233 34,250 $ 147.00 11/7/2022 Kapolei, HI (1) 1 109 4,000 $ 36.70 11/7/2022 Englewood, CO 1 140 11,100 $ 79.29 1/6/2023 Richmond, VA 3 89 5,350 $ 60.11 Total 21 2,415 $ 216,370 $ 89.59 Property Acquisitions and Dispositions Information Since January 1, 2022 (dollars and sq. ft. in thousands) RETURN TO TABLE OF CONTENTS (1) Property is a leasable land parcel. Ellenwood, GA

Investments in Unconsolidated Joint Ventures

OFFICE PROPERTIES INCOME TRUST

As of December 31, 2022
(dollars and sq. ft. in thousands)

Unconsolidated Joint Ventures:

Joint Venture	OPI Ownership	OPI Investment	Number of Properties	Location	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term [1]
Prosperity Metro Plaza	51%	$ 19,237	2	Fairfax, VA	329	74.9%	3.1 years
1750 H Street, NW	50%	15,892	1	Washington, D.C.	115	43.7%	10.4 years
Total / Weighted Average		$ 35,129	3		444	66.8%	4.6 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate [2]	Maturity Date	Principal Balance	Annualized Debt Service	Principal Balance at Maturity	OPI Share of Principal Balance [3]
Prosperity Metro Plaza [4]	51%	4.090%	12/1/2029	$ 50,000	$ 2,045	$ 45,246	$ 25,500
1750 H Street, NW	50%	3.690%	8/1/2024	32,000	1,181	32,000	16,000
Total / Weighted Average		3.934%		$ 82,000	$ 3,226	$ 77,246	$ 41,500

Results of Operations - Unconsolidated Joint Ventures: [5]

	For the Three Months Ended December 31, 2022			For the Year Ended December 31, 2022		
	Prosperity Metro Plaza	1750 H Street, NW	Total	Prosperity Metro Plaza	1750 H Street, NW	Total
Equity in losses	$ (349)	$ (529)	$ (878)	$ (1,384)	$ (2,125)	$ (3,509)
Depreciation and amortization	663	126	789	2,568	490	3,058
Other expenses, net [6]	262	149	411	1,027	614	1,641
NOI	576	(254)	322	2,211	(1,021)	1,190
Lease value amortization included in rental income [7]	(1)	—	(1)	(4)	—	(4)
Non-cash straight line rent adjustments included in rental income [7]	(70)	(42)	(112)	(165)	(56)	(221)
Cash Basis NOI	$ 505	$ (296)	$ 209	$ 2,042	$ (1,077)	$ 965
Distributions received / (contributions) paid by OPI	$ —	$ (937)	$ (937)	$ 51	$ (3,851)	$ (3,800)

(1) Lease term is weighted based on annualized rental income.
(2) Includes the effect of interest rate protection and mark to market accounting.
(3) Reflects our proportionate share of the principal debt balances based on our ownership percentage of the applicable joint venture; none of the debt is recourse to us.
(4) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(5) Reflects our proportionate share of operating results based on our ownership percentage of the respective joint ventures.
(6) Includes interest expense, net of other income.
(7) Our unconsolidated joint ventures report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint ventures by their tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

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Supplemental Q4 2022 14

Calculation and Reconciliation of NOI and Cash Basis NOI

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 127,922	$ 137,683	$ 141,316	$ 147,354	$ 147,287	$ 554,275	$ 576,482
Property operating expenses	(43,305)	(52,137)	(48,900)	(50,873)	(54,908)	(195,215)	(203,046)
NOI	84,617	85,546	92,416	96,481	92,379	359,060	373,436
Non-cash straight line rent adjustments included in rental income	(3,604)	(1,765)	(2,775)	(2,686)	(2,240)	(10,830)	(15,368)
Lease value amortization included in rental income	195	204	233	343	452	975	2,288
Lease termination fees included in rental income	(176)	(83)	(2,175)	(4,942)	(761)	(7,376)	(816)
Non-cash amortization included in property operating expenses [1]	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Cash Basis NOI	$ 80,911	$ 83,781	$ 87,578	$ 89,075	$ 89,709	$ 341,345	$ 359,056
Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:							
Net income (loss)	$ 6,390	$ 16,964	$ (16,056)	$ (13,407)	$ 16,945	$ (6,109)	$ (8,180)
Equity in net losses of investees	878	952	833	846	837	3,509	2,501
Income tax expense (benefit)	(161)	90	(190)	531	(97)	270	251
Income (loss) before income tax expense (benefit) and equity in net losses of investees	7,107	18,006	(15,413)	(12,030)	17,685	(2,330)	(5,428)
(Gain) loss on early extinguishment of debt	(759)	—	77	—	—	(682)	14,068
Interest expense	24,557	24,969	26,515	27,439	27,657	103,480	112,385
Interest and other income	(144)	(56)	(16)	(1)	—	(217)	(7)
(Gain) loss on sale of real estate	(3,564)	(16,925)	11,637	(2,149)	(24,200)	(11,001)	(78,354)
General and administrative	5,781	6,564	7,083	5,706	2,168	25,134	26,858
Acquisition and transaction related costs	68	—	224	—	—	292	—
Loss on impairment of real estate	—	—	4,773	17,047	6,566	21,820	62,420
Depreciation and amortization	51,571	52,988	57,536	60,469	62,503	222,564	241,494
NOI	84,617	85,546	92,416	96,481	92,379	359,060	373,436
Non-cash amortization included in property operating expenses [1]	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Lease termination fees included in rental income	(176)	(83)	(2,175)	(4,942)	(761)	(7,376)	(816)
Lease value amortization included in rental income	195	204	233	343	452	975	2,288
Non-cash straight line rent adjustments included in rental income	(3,604)	(1,765)	(2,775)	(2,686)	(2,240)	(10,830)	(15,368)
Cash Basis NOI	$ 80,911	$ 83,781	$ 87,578	$ 89,075	$ 89,709	$ 341,345	$ 359,056

(1) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.



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Supplemental Q4 2022 15

Supplemental Q4 2022 16 For the Three Months Ended For the Year Ended 12/31/2022 12/31/2021 12/31/2022 12/31/2021 Reconciliation of NOI to Same Property NOI: Rental income $ 127,922 $ 147,287 $ 554,275 $ 576,482 Property operating expenses (43,305) (54,908) (195,215) (203,046) NOI 84,617 92,379 359,060 373,436 Less: NOI of properties not included in same property results 458 (7,556) (43,901) (52,823) Same Property NOI $ 85,075 $ 84,823 $ 315,159 $ 320,613 Calculation of Same Property Cash Basis NOI: Same Property NOI $ 85,075 $ 84,823 $ 315,159 $ 320,613 Add: Lease value amortization included in rental income 195 357 1,456 2,016 Less: Non-cash straight line rent adjustments included in rental income (3,606) (2,442) (9,445) (14,059) Lease termination fees included in rental income (176) (127) (3,641) (55) Non-cash amortization included in property operating expenses (1) (109) (98) (422) (371) Same Property Cash Basis NOI $ 81,379 $ 82,513 $ 303,107 $ 308,144 (1) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in other operating expenses. Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI (dollars in thousands) RETURN TO TABLE OF CONTENTS Westford, MA

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Net income (loss)	$ 6,390	$ 16,964	$ (16,056)	$ (13,407)	$ 16,945	$ (6,109)	$ (8,180)
Add (less): Interest expense	24,557	24,969	26,515	27,439	27,657	103,480	112,385
Income tax expense (benefit)	(161)	90	(190)	531	(97)	270	251
Depreciation and amortization	51,571	52,988	57,536	60,469	62,503	222,564	241,494
EBITDA	82,357	95,011	67,805	75,032	107,008	320,205	345,950
Add (less): Loss on impairment of real estate	—	—	4,773	17,047	6,566	21,820	62,420
(Gain) loss on sale of real estate	(3,564)	(16,925)	11,637	(2,149)	(24,200)	(11,001)	(78,354)
Distributions received from unconsolidated joint ventures	—	—	—	51	153	51	612
Equity in losses of unconsolidated joint ventures	878	952	833	846	837	3,509	2,501
EBITDA*re*	79,671	79,038	85,048	90,827	90,364	334,584	333,129
Add (less): Acquisition and transaction related costs	68	—	224	—	—	292	—
General and administrative expense paid in common shares (1)	499	919	1,073	414	424	2,905	2,868
Business management incentive fees (2)	—	—	—	—	(4,484)	—	—
(Gain) loss on early extinguishment of debt	(759)	—	77	—	—	(682)	14,068
Adjusted EBITDA*re*	$ 79,479	$ 79,957	$ 86,422	$ 91,241	$ 86,304	$ 337,099	$ 350,065

(1) Amounts represent equity based compensation to our Trustees, our officers and certain other employees of RMR.

(2) For more information regarding business management incentive fees, see footnote (3) on page 8.



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Supplemental Q4 2022 17

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)	For the Three Months Ended					For the Year Ended	
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Net income (loss)	$ 6,390	$ 16,964	$ (16,056)	$ (13,407)	$ 16,945	$ (6,109)	$ (8,180)
Add (less): Depreciation and amortization:							
Consolidated properties	51,571	52,988	57,536	60,469	62,503	222,564	241,494
Unconsolidated joint venture properties	789	775	732	762	753	3,058	3,427
Loss on impairment of real estate	—	—	4,773	17,047	6,566	21,820	62,420
(Gain) loss on sale of real estate	(3,564)	(16,925)	11,637	(2,149)	(24,200)	(11,001)	(78,354)
FFO	55,186	53,802	58,622	62,722	62,567	230,332	220,807
Add (less): Acquisition and transaction related costs	68	—	224	—	—	292	—
(Gain) loss on early extinguishment of debt	(759)	—	77	—	—	(682)	14,068
Business management incentive fees [1]	—	—	—	—	(4,484)	—	—
Normalized FFO	54,495	53,802	58,923	62,722	58,083	229,942	234,875
Add (less): Non-cash expenses [2]	(1,464)	(640)	(192)	(465)	(251)	(2,761)	985
Distributions from unconsolidated joint ventures	—	—	—	51	153	51	612
Depreciation and amortization - unconsolidated joint ventures	(789)	(775)	(732)	(762)	(753)	(3,058)	(3,427)
Equity in net losses of investees	878	952	833	846	837	3,509	2,501
Loss on early extinguishment of debt settled in cash	—	—	—	—	—	—	(4,374)
Non-cash straight line rent adjustments included in rental income	(3,604)	(1,765)	(2,775)	(2,686)	(2,240)	(10,830)	(15,368)
Lease value amortization included in rental income	195	204	233	343	452	975	2,288
Net amortization of debt premiums, discounts and issuance costs	2,188	2,176	2,366	2,404	2,405	9,134	9,771
Recurring capital expenditures	(42,099)	(25,882)	(20,833)	(11,447)	(16,037)	(100,261)	(72,854)
CAD	$ 9,800	$ 28,072	$ 37,823	$ 51,006	$ 42,649	$ 126,701	$ 155,009
Weighted average common shares outstanding (basic)	48,334	48,286	48,249	48,243	48,243	48,278	48,195
Weighted average common shares outstanding (diluted)	48,334	48,286	48,249	48,243	48,251	48,278	48,195
Per common share amounts (basic and diluted):							
Net income (loss)	$ 0.13	$ 0.35	$ (0.33)	$ (0.28)	$ 0.35	$ (0.14)	$ (0.17)
FFO	$ 1.14	$ 1.11	$ 1.21	$ 1.30	$ 1.30	$ 4.77	$ 4.58
Normalized FFO	$ 1.13	$ 1.11	$ 1.22	$ 1.30	$ 1.20	$ 4.76	$ 4.87
CAD	$ 0.20	$ 0.58	$ 0.78	$ 1.06	$ 0.88	$ 2.62	$ 3.22

(1) For more information regarding business management incentive fees, see footnote (3) on page 8.

(2) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.



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Supplemental Q4 2022 18

Supplemental Q4 2022 19 For the Three Months Ended For the Year Ended 12/31/2022 12/31/2021 12/31/2022 12/31/2021 Properties (end of period) 152 152 149 149 Rentable sq. ft. 19,956 19,941 19,006 19,001 Percent leased 93.7% 93.8% 93.5% 93.7% Rental income $ 127,462 $ 134,025 $ 484,943 $ 477,801 Same Property NOI $ 85,075 $ 84,823 $ 315,159 $ 320,613 Same Property Cash Basis NOI $ 81,379 $ 82,513 $ 303,107 $ 308,144 Same Property NOI % margin 66.7% 63.3% 65.0% 67.1% Same Property Cash Basis NOI % margin 65.7% 62.6% 64.0% 66.2% Same Property NOI % change 0.3% (1.7%) Same Property Cash Basis NOI % change (1.4%) (1.6%) Summary Same Property Results (dollars and sq. ft. in thousands) RETURN TO TABLE OF CONTENTS Washington, D.C.

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Year Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022
Properties (end of period) [1]	160	162	172	174	178	160
Rentable sq. ft. [1]	20,969	21,211	22,491	22,941	23,271	20,969
Percentage leased	90.6%	90.7%	89.4%	88.8%	89.5%	90.6%
Leasing Activity (sq. ft.):						
New leases	3	223	126	236	270	588
Renewals	702	383	553	336	432	1,974
Total	705	606	679	572	702	2,562
% Change in GAAP Rent: [2]						
New leases	0.0%	59.1%	8.7%	6.7%	(4.9%)	28.3%
Renewals	(7.1%)	0.2%	4.0%	3.8%	6.3%	(1.2%)
Total	(6.7%)	21.6%	4.9%	5.1%	4.0%	5.6%
Weighted Average Lease Term by Sq. Ft. (years):						
New leases	5.0	9.9	8.3	10.4	11.5	9.7
Renewals	10.1	5.5	9.4	10.9	2.5	9.2
Total	10.1	7.2	9.2	10.7	6.0	9.3
Leasing Cost and Concession Commitments:						
New leases	$ 213	$ 33,957	$ 11,199	$ 26,855	$ 8,543	$ 72,224
Renewals	60,076	9,056	26,170	5,893	3,795	101,195
Total	$ 60,289	$ 43,013	$ 37,369	$ 32,748	$ 12,338	$ 173,419
Leasing Cost and Concession Commitments per Sq. Ft.:						
New leases	$ 92.00	$ 152.13	$ 89.01	$ 113.66	$ 31.68	$ 122.91
Renewals	$ 85.55	$ 23.66	$ 47.36	$ 17.56	$ 8.78	$ 51.28
Total	$ 85.57	$ 70.98	$ 55.08	$ 57.26	$ 17.57	$ 67.72
Leasing Cost and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 18.40	$ 15.33	$ 10.79	$ 10.94	$ 2.75	$ 12.63
Renewals	$ 8.44	$ 4.27	$ 5.05	$ 1.61	$ 3.54	$ 5.60
Total	$ 8.46	$ 9.92	$ 6.00	$ 5.36	$ 2.95	$ 7.29

(1) Includes one leasable land parcel for periods prior to December 31, 2022.

(2) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.

This leasing summary is based on leases entered during the periods indicated.



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Supplemental Q4 2022 20

Supplemental Q4 2022 21 Investment Grade 62.7% Non-Investment Grade 7.6% Not Rated 29.7% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Tenant Industry Tenant Diversity and Credit Characteristics As of December 31, 2022 RETURN TO TABLE OF CONTENTS (1) Total Government: 34.9% (1) (1) Includes state governments and municipalities. Kansas City, MO US Government: 19.7% Other Government: 8.8% Government Contractors: 6.4% Real Estate & Financial: 16.7% Technology & Communications: 15.5% Legal & Other Professional Services: 11.5% Manufacturing & Transportation: 10.6% Life Sciences and Medical: 3.2% Food: 2.5% Hospitality: 2.1% Energy Services: 1.0% Other: 2.0% (1)

Tenants Representing 1% or More of Total Annualized Rental Income

As of December 31, 2022
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.	Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	3,894	20.5%	$ 107,158	19.7%
2	Alphabet Inc. (Google)	Investment Grade	386	2.0%	21,192	3.9%
3	Shook, Hardy & Bacon L.L.P.	Not Rated	596	3.1%	19,336	3.6%
4	IG Investments Holdings LLC	Not Rated	338	1.8%	16,788	3.1%
5	State of California	Investment Grade	519	2.7%	15,865	2.9%
6	Bank of America Corporation	Investment Grade	577	3.0%	15,765	2.9%
7	Commonwealth of Massachusetts	Investment Grade	311	1.6%	12,260	2.3%
8	CareFirst Inc.	Not Rated	207	1.1%	11,498	2.1%
9	Tyson Foods, Inc.	Investment Grade	248	1.3%	11,042	2.0%
10	Sonesta International Hotels Corporation [1]	Not Rated	230	1.2%	10,745	2.0%
11	Northrop Grumman Corporation	Investment Grade	337	1.8%	10,639	2.0%
12	CommScope Holding Company Inc.	Non Investment Grade	228	1.2%	9,370	1.7%
13	Sonoma Biotherapeutics, Inc. [2]	Not Rated	84	0.4%	7,468	1.4%
14	State of Georgia	Investment Grade	308	1.6%	7,383	1.4%
15	PNC Bank	Investment Grade	441	2.3%	6,924	1.3%
16	Micro Focus International plc	Non Investment Grade	215	1.1%	6,905	1.3%
17	Compass Group plc	Investment Grade	267	1.4%	6,703	1.2%
18	ServiceNow, Inc.	Investment Grade	149	0.8%	6,637	1.2%
19	Allstate Insurance Co.	Investment Grade	468	2.5%	6,479	1.2%
20	Leidos Holdings Inc.	Investment Grade	159	0.8%	6,117	1.1%
21	Automatic Data Processing, Inc.	Investment Grade	289	1.5%	6,087	1.1%
22	Church & Dwight Co., Inc.	Investment Grade	250	1.3%	6,037	1.1%
23	Primerica, Inc.	Investment Grade	344	1.8%	5,442	1.0%
			10,845	56.8%	$ 333,840	61.5%


Plantation, FL

(1) In June 2021, we entered into a 30-year lease with Sonesta International Hotels Corporation, or Sonesta. The lease relates to the redevelopment of a property we own in Washington, D.C to a mixed use and Sonesta's lease relates to the planned hotel component of the property. The term of the lease commences upon our delivery of the completed hotel, which is estimated to occur in the second quarter of 2023.

(2) In August 2022, we entered into an approximately 10-year lease with Sonoma Biotherapeutics, Inc. The lease is at a property we own in Seattle, WA that is currently undergoing redevelopment. The term of the lease is estimated to commence in the fourth quarter of 2023.

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Supplemental Q4 2022 22

Supplemental Q4 2022 23 Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2023 74 1,886 9.9% 9.9% $ 61,049 11.2% 11.2% 2024 49 3,030 15.9% 25.8% 79,893 14.7% 25.9% 2025 42 1,959 10.3% 36.1% 41,510 7.6% 33.5% 2026 36 1,489 7.8% 43.9% 39,702 7.3% 40.8% 2027 35 2,055 10.8% 54.7% 52,078 9.6% 50.4% 2028 18 1,294 6.8% 61.5% 47,017 8.6% 59.0% 2029 20 760 4.0% 65.5% 23,308 4.3% 63.3% 2030 23 852 4.5% 70.0% 25,279 4.6% 67.9% 2031 15 876 4.6% 74.6% 24,494 4.5% 72.4% 2032 and thereafter 45 4,803 25.4% 100.0% 149,694 27.6% 100.0% Total 357 19,004 100.0% $ 544,024 100.0% Weighted average remaining lease term (in years) 6.2 6.6 (1) The year of lease expiration is pursuant to current contract terms. Lease Expiration Schedule As of December 31, 2022 (dollars and sq. ft. in thousands) RETURN TO TABLE OF CONTENTS Houston, TX

Supplemental Q4 2022 24 Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. NOI and Cash Basis NOI The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 15 and Same Property NOI and Same Property Cash Basis NOI as shown on page 16. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization expense. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. We calculate Same Property NOI and Same Property Cash Basis NOI in the same manner that we calculate the corresponding NOI and Cash Basis NOI amounts, except that we only include same properties in calculating Same Property NOI and Same Property Cash Basis NOI. We use NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 17. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect our share of EBITDAre of our unconsolidated joint ventures. In calculating Adjusted EBITDAre, we adjust for the items shown on page 17 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO We calculate funds from operations, or FFO, and Normalized FFO as shown on page 18. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and our proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the other items shown on page 18 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Cash Available for Distribution We calculate cash available for distribution, or CAD, as shown on page 18. We define CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items and certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other real estate companies and REITs may calculate CAD differently than we do. Non-GAAP Financial Measures and Certain Definitions RETURN TO TABLE OF CONTENTS

Supplemental Q4 2022 25 Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized dividend yield is the annualized dividend per share paid during the period divided by the closing price of our common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2022, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Cap rate represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of the acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on early extinguishment of debt, gains and losses on sales of properties and equity in earnings of unconsolidated joint ventures and including distributions from our unconsolidated joint ventures, if any, determined together with debt service for the period presented. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 52.8% of annualized rental income as of December 31, 2022 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 9.9% of annualized rental income as of December 31, 2022 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of December 31, 2022, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. Purchase price represents the gross purchase price, including assumed debt, if any, and excludes acquisition related costs and purchase price adjustments and allocations. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same properties for the three months ended December 31, 2022 is based on properties we owned continuously since October 1, 2021; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which we own 51% and 50% interests. Same properties for the year ended December 31, 2022 is based on properties we owned continuously since January 1, 2021; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which we own 51% and 50% interests. Same property cash basis NOI % margin is Same Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straightline rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI % margin is Same Property NOI as a percentage of rental income. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on annualized rental income. Non-GAAP Financial Measures and Certain Definitions (Continued) RETURN TO TABLE OF CONTENTS

Supplemental Q4 2022 26 This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS Atlanta, GA